 As filed with the Securities and Exchange Commission on August 8, 2000
                                                      Registration No. 333-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           ------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           -------------------------

                             ArthroCare Corporation
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                 94-31808312
  (State or Other Jurisdiction of                    (IRS Employer
  Incorporation or Organization)                 Identification Number)

                             --------------------
                            595 North Pastoria Ave
                          Sunnyvale, California 94086
          (Address of Principal Executive Offices including Zip Code)
                             --------------------
                        ArthroCare Corp. 1993 Stock Plan
                   ArthroCare Corp. 1995 Director Option Plan
                           (Full Titles of the Plan)
                             --------------------
                                 Michael Baker
                     President and Chief Executive Officer
                               ArthroCare Corp.
                            595 North Pastoria Ave
                          Sunnyvale, California 94086
                                (408) 736-0224
                             --------------------

         (Name and Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                             --------------------

-----------------------------------------------------------------------------------------------------------
                                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
                                                                    Proposed      Proposed
                   Title Of                           Amount        Maximum       Maximum       Amount Of
               Securities To Be                       To Be         Offering     Aggregate     Registration
                  Registered                      Registered (1)   Price Per      Offering         Fee
                                                                   Share (2)     Price (2)
-----------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share (3)        1,090,000 (4)      $33.97    $37,027,300        $9775.21
-----------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement shall also cover a presently indeterminate number of additional shares of the Registrant's Common Stock that may become issuable as a result of anti-dilution adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends or other similar changes in capitalization.
(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) for 1,090,000 shares based on the average ($33.97) high ($34.94) and low ($33.00) prices for the Registrant's Common Stock as reported on the Nasdaq National Market on August 3, 2000.
(3) Each share of Common Stock being registered hereunder, if issued prior to the termination by the Company of its Stockholder's Rights Agreement, will include a Preferred Share Purchase Right. Prior to the occurrence of certain events, the Preferred Share Purchase Rights will not be exercisable or evidenced separately from the Common Stock.
(4) Includes 800,000 shares available for issuance under the 1993 Stock Plan and 290,000 shares available for issuance under the 1995 Director Option Plan.

Proposed sale to take place as soon after the effective date of the Registration Statement as options granted under the 1993 Stock Plan and the 1995 Director Stock Plan are exercised.
================================================================================

                                Total Pages 11
                            Exhibit Index on Page 5

                                     PART I

     The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").


                                    PART II

     On June 19, 1996, the Registrant filed with the SEC a Registration Statement on Form S-8 relating to shares of common stock to be offered and sold under the 1993 Stock Plan (also called the "Incentive Stock Plan") and the 1995 Director Option Plan (File No. 333-06297). On July 17, 1998, the Registrant filed a Registration Statement on Form S-8 relating to additional shares of common stock to be offered and sold under the 1993 Stock Plan (File No. 333-59379). Pursuant to General Instruction E of Form S-8, the contents of such prior Registration Statements are hereby incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.


Item 8.  Exhibits
         --------

         See Index to Exhibits on page 6.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 7, 2000.

                                    ARTHROCARE CORP.


                                By: /s/ Michael Baker
                                   -----------------------------------
                                    Michael Baker, President and Chief
                                    Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Michael Baker and Christine Hanni, and each of them, his/her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature                           Title                                     Date
---------                           -----                                     ----
 /s/ Michael Baker                  President and Chief Executive Officer     August 7, 2000
---------------------------------   (Principal Executive Officer)
Michael Baker

 /s/ Christine Hanni                Vice-President and Chief Financial        August 7, 2000
---------------------------------   Officer (Principal Financial and
Christine Hanni                     Accounting Officer)

 /s/ Annette J. Campbell-White      Director                                  August 7, 2000
---------------------------------
Annette J. Campbell-White
                                    Director
---------------------------------
C. Raymond Larkin, Jr.

 /s/ John S. Lewis                  Director                                  August 7, 2000
---------------------------------
John S. Lewis

 /s/ Robert R. Momsen               Director                                  August 7, 2000
---------------------------------
Robert R. Momsen

 /s/ Hira Thapliyal                 Director                                  August 7, 2000
---------------------------------
Hira Thapliyal

                               INDEX TO EXHIBITS

EXHIBIT
-------
 4.1*        1993 Incentive Stock Plan

 4.2         Amendment to 1993 Incentive Stock Plan

 4.3*        1995 Director Option Plan

 4.4         Amendment to 1995 Director Option Plan

 5.1         Opinion of Latham & Watkins

23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2         Consent of Latham & Watkins (included in Exhibit 5.1)

24.1 Power of Attorney (included in the signature page to this Registration Statement)
_________
* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-80453).